Whenever confidential information is omitted herein (such omissions are denoted by an asterisk), such confidential information has been submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT C-11

                                                                   CONFIDENTIAL

                   PRESENTATION TO THE BOARD OF DIRECTORS OF


                                 (SYLVAN LOGO)

                                  MAY 30, 2002


                        LANE, BERRY & CO. INTERNATIONAL

AGENDA

-     UPDATE OF SITUATION ANALYSIS AND STRATEGIC ALTERNATIVES EVALUATION PROCESS

-     REFINED VALUATION ANALYSIS

-     REVISED STRATEGIC ALTERNATIVE UNIVERSE

-     PRELIMINARY CONCLUSIONS AND NEXT STEPS




LANE, BERRY & CO. INTERNATIONAL

UPDATE OF SITUATION ANALYSIS AND
STRATEGIC ALTERNATIVES EVALUATION PROCESS


LANE, BERRY & CO. INTERNATIONAL

LANE BERRY PROCESS UNDERTAKEN TO DATE

      MARCH 2002
      ----------
S  M  T   W  T  F  S
                1  2
3  4  5   6  7  8  9
10 11 12  13 14 15 16
17 18 19  20 21 22 23
24 25 26  27 28 29 30
31

      APRIL 2002
      ----------
S   M  T   W  T  F  S
    1  2   3  4  5  6
7   8  9   10 11 12 13
14  15 16  17 18 19 20
21  22 23  24 25 26 27
28  29 30

       MAY 2002
       --------
S   M  T   W  T  F  S
           1  2  3  4
5   6  7   8  9  10 11
12  13 14  15 16 17 18
19  20 21  22 23 24 25
26  27 28  29 30 31

DATE ACTIVITY:                                                                   PARTICIPANTS:
--------------                                                                   -------------
3/28        LBCI Initial Meeting with Sylvan                                     LBCI, DZ, DS, BB, NO, VJ

4/11        Due Diligence Meeting with Nelson Obus                               LBCI, NO

4/12        Engagement Letter Signed Between Lane Berry and Sylvan               LBCI, DZ, BB

4/22        Tour of Kittaning, PA Facilities & Meeting with Mark Wach, Mark      LBCI, DS, MW, MB
            Began, et al

4/22        Financial Due Diligence Session with Don Smith & Meeting with        LBCI, DS, GW
            Gary Walker in Saxonburg, PA

4/24        Due Diligence Conference Call with Mike Walton, Monir Elzalaki       LBCI, MW, ME, DS
            and Don Smith

4/30        Sylvan Investor Conference Call                                      LBCI, DZ, DS, Investors

5/02        Tour of Quincy Farm & Satellite Facilities                           LBCI, DZ


5/02        Meeting with Dennis Zensen & Greg Verhagen                           LBCI, DZ, GV

5/06        Due Diligence Meeting with Bill Bennett                              LBCI, BB

5/14        Strategic Alternatives Press Release Issued                          LBCI, SYLN

5/15        Strategic Alternatives Engagement Announced in The Wall Street
            Journal

5/16        Follow-up Conference Call with Mike Walton                           LBCI, MW

5/17        Auditor Due Diligence Conference Call with Pete Robinson of          LBCI, PR
            Arthur Andersen

5/20        Strategic Alternatives Engagement Announced in The Daily Deal

5/22        Financial Model Due Diligence Call with Don Smith                    LBCI, DS

5/30        Shareholder Meeting, BOD Update                                      LBCI, BOD


LANE, BERRY & CO. INTERNATIONAL
                                                                               4

OBSERVATIONS FROM DUE DILIGENCE

- Impressive leading worldwide spawn manufacturing business and U.S. industry leading fresh mushroom producing operations

      - State-of-the-art facilities and market leading expertise, sales and service

      - Meticulous procedures and 2-3x redundancy of key inputs are crucial to protect the strength of the franchise

-     Successful production of spawn is much more of an "art" than a science

      - Tenuous and sophisticated manufacturing processes given the susceptibility of the spawn to unwanted organisms

      - Collection of employees, their tenure at the Company and their depth of experience are of critical importance to the success of the business

      - The people, more than the hard assets, contribute to the success of the product

      - As a result of the vast consolidation in the U.S. and the strength of the "grapevine" in Europe, reputation is of utmost importance with customer



LANE, BERRY & CO. INTERNATIONAL

- Unfavorable industry characteristics continue to plague certain producers and make financial success more elusive

      - Several large multinational firms with significant resources have entered and exited the market with little success (Heinz, Campbells, Ralston Purina, etc.); as a result remaining market participants view such entities with trepidation

      - Fresh producers in the U.S. continue to struggle and further consolidation is expected

      - Many European growers (Netherlands, France, etc.) employ superior production capabilities but growth in those countries is usually at the expense of others (i.e. U.K.) given the maturity of the overall European market

      - The rest of the world will increase in sophistication to the benefit of quality spawn producers but growth will be slow in coming to fruition


LANE, BERRY & CO. INTERNATIONAL

- Despite the low cost of spawn relative to the total cost of mushroom production and Sylvan's dominant market share, it has been difficult to raise prices given an already 20%+/- price premium worldwide and the credible threat of other competitors

- Growth opportunities are limited with the exception of "break-out" products

- Considering Sylvan's size, the cost of being a public company and the costs of managing multinational operations are not insignificant

- Shareholders, as evidenced in the Q1'2002 investor call, are becoming increasingly more vocal in their dissatisfaction with the status quo

      - Most angst was directed towards a perception of substantial CAPEX spending at low-to-negative returns

- Based on status quo business model and expected base case growth assumptions, management anticipates current infrastructure is sufficient to support growth for next 3-4 years

- Initial feedback from the press release indicates moderate-strong initial interest from the financial sponsor community

- Interest from strategic parties has been negligible to date and the Company maintains that no credible takeover offer has ever been presented


LANE, BERRY & CO. INTERNATIONAL

CURRENT TRADING STATUS

(numbers in millions except share price and volume)

STOCK PRICE (MAY 28, 2002)     $12.68        TOTAL FLOAT                                    4.7
52 WEEK HIGH                   $13.15        FLOAT AS A % OF SHARES O/S                    84.6%
52 WEEK LOW                    $10.85        LTM AVERAGE DAILY VOLUME                      5,792
FD SHARES OUTSTANDING             5.5        LTM AVERAGE DAILY VOLUME PRE-MARCH 28, 2002   3,798
MARKET CAPITALIZATION           $70.3
NET DEBT                        $30.9

MINORITY INTEREST                $1.7
                               ------
ENTERPRISE VALUE               $102.9

ENTERPRISE VALUE

        / 2001A REVENUE          1.2x
        / 2002E REVENUE          1.2x

        / 2001A EBITDA           6.3x
        / 2002E EBITDA           6.5x

2001 PRICE / EARNINGS           12.1x
2002E PRICE / EARNINGS          14.1x
TOTAL DEBT / 2001A EBITDA        2.1x



LANE, BERRY & CO. INTERNATIONAL

PRICE/VOLUME CHART SINCE MARCH 28, 2002


May 23, 2000 - May 28, 2002

                                  (LINE GRAPH)

LANE, BERRY & CO. INTERNATIONAL

RELATIVE STOCK PRICE PERFORMANCE OVER THE PAST 2-YEARS


May 22, 2000 - May 28, 2002

                                  (LINE GRAPH)

Note: The Food Processing Composite includes Archer Daniels Midland and Bunge.
      The Fresh Produce Composite includes Chiquita Brands, Dole, and Fresh Delmonte. The Agriculture Composite includes Delta and Pine, Hines Horticulture, Pro-Fac Cooperative and Seminis.



LANE, BERRY & CO. INTERNATIONAL

CURRENT EQUITY OWNERSHIP

Ownership remains highly concentrated among a few institutions:

                                                     % OF
                                     SHARES (1)    CLASS (1)
                                     ----------    ---------
INSTITUTIONAL HOLDERS

 Wynnefield Capital Management      1,068,886       19.7%
 T. Rowe Price Associates             638,100       11.7%
 Dimensional Fund Advisors            454,876        8.4%
 FMR Corp.                            386,600        7.1%
 Weiss, Peck & Greer                  291,100        5.4%
 Security Management Co.              277,200        5.1%
                                    ---------      -----
 SUBTOTAL                           3,116,762       57.4%

MANAGEMENT

 Dennis C. Zensen (2)                 729,128       13.4%
OTHER                               1,585,941       29.2%
                                    ---------      -----
TOTAL                               5,431,831      100.0%



(1)   Source: Sylvan, Inc. proxy dated April 25, 2002.

(2) Deducted 15,000 shares filed to be sold on March 4, 2002 and 25,000 shares filed to be sold on May 16, 2002.

LANE, BERRY & CO. INTERNATIONAL

                                      (Confidential information omitted pursuant
                                     to the request for confidential treatment.)

PARTIES INDICATING INTEREST

FIRM                                      DESCRIPTION                                         LOCATION
----                                      -----------                                         --------
*                                         Private Equity Firm                                 New York, NY
*                                         Private Equity Firm                                 New York, NY
*                                         Private Equity Firm                                 New York, NY
*                                         Brokerage Firm on Behalf of Japanese Strategic      New York, NY
*                                         Strategic Party                                     Pennsylvania
*                                         Private Equity Firm                                 San Francisco, CA
*                                         Private Equity Firm                                 Minneapolis, MN
*                                         Private Equity Firm                                 Boston, MA
Lake Pacific Partners                     Private Equity Firm                                 Chicago, IL
*                                         Private Equity Firm                                 New York, NY
*                                         Private Equity Firm                                 Boston, MA
*                                         Private Equity Firm                                 New York, NY
*                                         Law Firm on Behalf of Undisclosed Party             New York, NY


LANE, BERRY & CO. INTERNATIONAL                                        12

REFINED VALUATION ANALYSIS


LANE, BERRY & CO. INTERNATIONAL

EXECUTIVE SUMMARY

- Previous valuation analysis was prepared based only upon publicly available information

-     Prior to our engagement, Company's forecast consisted only of 2002 budget

- While we concur with the limits and imperfections of an extended plan, we felt it necessary to prepare a detailed 5-year financial forecast to complete our valuation work

- Based upon the feedback we received in due diligence and in conjunction with Don Smith we built a preliminary detailed 5-year plan by division and for the consolidated Company ("Base Case")

- Once the Base Case was established, we further built sensitivities to accommodate various scenarios in future periods ("Upside Case" and "Downside Case")

- Lane Berry believes that as part of any next steps, further evaluation and refinement of each forecast case should be performed


LANE, BERRY & CO. INTERNATIONAL                                        14

DESCRIPTION OF CASES

--------------------------------------------------------------------------------
Base Case   -     Represents most likely expected scenario of stand-alone
                  business

                  - 2.5%-3.0% growth in European liters sold and 3.5%-4.0% unit growth in America with pricing flat at 2002 budgeted levels

                  - Slight shift in Quincy with a decline in fresh mushrooms sales more than offset at operating income by higher compost sales at more favorable margins. Total operating income at Quincy grows from $3.1MM in 2002 to $3.5 million by 2006

                  - Gross Margin improves from 40.4% as reflected in the 2002 budget to 41.9% in 2006 reflecting a more profitable product mix, certain economies of scale and a return to breakeven profitability in Bioproducts

                  -     Pension contributions are expected to be required
                        beginning in 2004
--------------------------------------------------------------------------------
Upside Case -     Incorporates certain successful new product introductions in
                  Spawn and Bioproducts divisions as well as a minimal price increase in terms of US$ from Europe (less than 1% per year) and no required pension contributions

                  - "Other Sales" grow at a slightly higher rate than the base case reflecting successful product introductions

                  - Core Spawn business in America grows at a slightly higher rate reflecting a stronger rebound of the U.S. Market

                  - Bioproducts develops a new product generating up to $400 thousand in sales by 2006 at a 20-25% gross margin

                  -     No pension contributions are expected to be required
--------------------------------------------------------------------------------
Downside          -     Reflects continued pricing pressure in US$, less robust
Case                    unit and "other sales" growth, a slower transition from
                        fresh mushrooms to compost sales, extended losses in
                        Bioproducts, higher SG&A than in the base case due to
                        fewer economies and higher required contributions to the
                        pension fund
--------------------------------------------------------------------------------


LANE, BERRY & CO. INTERNATIONAL                                              15

BASE CASE FINANCIAL PROJECTIONS

                                                     Projected Fiscal Year Ending December 31,
                                                     -----------------------------------------
(USD in Millions)                         2002           2003           2004          2005          2006
----------------------------------      --------       --------       --------      --------      --------
Total Sales ..........................  $   88.0       $   90.7       $   92.9      $   95.4      $   98.0

Cost of Sales ........................      52.5           53.7           54.7          55.7          57.0
                                        --------       --------       --------      --------      --------

Gross Profit .........................      35.5           37.0           38.3          39.7          41.1

SG&A (excluding depreciation) ........      19.7           20.2           20.5          20.9          21.3
                                        --------       --------       --------      --------      --------

EBITDA ...............................      15.8           16.8           17.7          18.8          19.8

Depreciation .........................       5.8            6.0            6.1           6.3           6.5
                                        --------       --------       --------      --------      --------

EBIT .................................      10.0           10.8           11.6          12.5          13.3

Interest on:
  Revolver ...........................       2.4            2.1            1.9           1.5           1.1
                                        --------       --------       --------      --------      --------
    Total Interest Expense ...........       2.4            2.1            1.9           1.5           1.1

Interest Income on S-T Investments ...       0.0            0.1            0.1           0.1           0.1
Pension Adjustments (Inc)/Exp ........      (0.2)          (0.2)           0.0           0.0           1.3
                                        --------       --------       --------      --------      --------

  Pretax Income ......................       7.8            8.9            9.8          11.0          11.0

Income Taxes .........................       2.5            2.9            3.2           3.6           3.6
Minority Interest ....................       0.1            0.1            0.1           0.1           0.1
                                        --------       --------       --------      --------      --------

  Net Income .........................  $    5.1       $    5.9       $    6.5      $    7.3      $    7.3

Shares Outstanding ...................       5.5            5.5            5.5           5.5           5.5

EPS ..................................  $   0.92       $   1.07       $   1.17      $   1.32      $   1.31

Adjusted EPS (1) .....................  $   0.90       $   1.05       $   1.17      $   1.32      $   1.46
                                        ========       ========       ========      ========      ========

(1)   Adjusted EPS adds back to pretax income all pension-related items.


LANE, BERRY & CO. INTERNATIONAL                                              16

BASE CASE FINANCIAL PROJECTIONS  - DIVISIONAL ASSUMPTIONS

                                                Projected Fiscal Year Ending December 31,
                                                -----------------------------------------
(USD in Millions)                 2002            2003            2004            2005            2006
-----------------                 ----            ----            ----            ----            ----
SALES
  Europe                        $   35.0        $   35.8        $   36.6        $   37.3        $   38.0
  America                           26.4            27.4            28.4            29.4            30.3
  Quincy                            26.9            27.5            27.7            28.3            29.1
  Bioproducts                        0.8             1.1             1.4             1.7             1.8
  Intercompany/Other                (1.1)           (1.1)           (1.2)           (1.2)           (1.2)
                                --------        --------        --------        --------        --------
TOTAL SALES                         88.0            90.7            92.9            95.4            98.0

EBITDA
  Europe                        $    9.4        $    9.8        $   10.2        $   10.5        $   10.8
  America                            7.2             7.6             8.0             8.4             8.7
  Quincy                             4.6             4.8             4.8             5.0             5.2
  Bioproducts                       (0.4)           (0.2)           (0.0)            0.2             0.3
  Research and Development          (1.9)           (1.9)           (1.9)           (1.9)           (1.9)
  Corporate OH                      (4.0)           (4.1)           (4.1)           (4.2)           (4.3)
  Intercompany/Other                 0.8             0.8             0.8             0.8             0.9
                                --------        --------        --------        --------        --------
TOTAL EBITDA                        15.8            16.8            17.7            18.8            19.8

EBITDA MARGINS
  Europe                            26.9%           27.4%           27.7%           28.1%           28.4%
  America                           27.4%           27.8%           28.2%           28.5%           28.7%
  Quincy                            17.2%           17.3%           17.3%           17.6%           17.9%
  Bioproducts                      (46.1%)         (20.0%)          (2.0%)          12.5%           17.5%
  Research and Development            NM              NM              NM              NM              NM
  Corporate OH                        NM              NM              NM              NM              NM
  Intercompany/Other               (71.7%)         (71.5%)         (71.2%)         (70.9%)         (70.5%)
                                --------        --------        --------        --------        --------
TOTAL EBITDA MARGINS                17.9%           18.5%           19.1%           19.7%           20.1%
                                ========        ========        ========        ========        ========


LANE, BERRY & CO. INTERNATIONAL                                              17

BASE CASE VALUATION SUMMARY

[BASE CASE VALUATION SUMMARY BAR GRAPH]

                                   Current Price
                                      $12.68
                               ---------------------
                                  Under       Over
                                 Current     Current
                                  Price       Price
                               ----------   --------

Public Comparables Analysis      $ 9.50      $13.50
M&A Comparables Analysis         $10.00      $15.00
DCF Analysis                     $11.00      $14.00
LBO Analysis                     $ 9.50
LBO Analysis                     $11.00


LANE, BERRY & CO. INTERNATIONAL                                               18

UPSIDE / DOWNSIDE CASE SUMMARIES

                                          Projected Fiscal Year Ending December 31,
                                          -----------------------------------------
(USD in Millions)                2002          2003          2004          2005          2006
-----------------                ----          ----          ----          ----          ----
BASE CASE
  Revenue                      $   88.0      $   90.7      $   92.9      $   95.4      $   98.0
  EBITDA                           15.8          16.8          17.7          18.8          19.8
  EBIT                             10.0          10.8          11.6          12.5          13.3
  Adjusted EPS (1)             $   0.90      $   1.05      $   1.17      $   1.32      $   1.46
  Implied Stock Price (2)      $  11.28      $  13.13      $  14.67      $  16.53      $  18.31
  Total Debt                   $   36.7      $   32.6      $   26.6      $   19.8      $   12.9

UPSIDE CASE
  Revenue                      $   88.0      $   91.7      $   94.8      $   98.2      $  101.5
  EBITDA                           15.8          17.2          18.4          19.8          21.0
  EBIT                             10.0          11.2          12.2          13.3          14.3
  Adjusted EPS (1)             $   0.90      $   1.09      $   1.24      $   1.43      $   1.60
  Implied Stock Price (2)      $  11.28      $  13.65      $  15.56      $  17.84      $  20.01
  Total Debt                   $   36.7      $   32.6      $   26.2      $   18.9      $   10.5

DOWNSIDE CASE
  Revenue                      $   88.0      $   89.3      $   90.8      $   92.5      $   94.3
  EBITDA                           15.8          16.0          16.3          16.6          16.8
  EBIT                             10.0          10.2          10.3          10.5          10.6
  Adjusted EPS (1)             $   0.90      $   0.97      $   1.02      $   1.09      $   1.14
  Implied Stock Price (2)      $  11.28      $  12.13      $  12.80      $  13.58      $  14.21
  Total Debt                   $   36.7      $   31.9      $   25.7      $   20.2      $   14.3

(1)   Adjusted EPS adds back to pretax income all pension-related items.

(2) Calculated by using a constant 2002E P/E ratio of 12.5x derived from the price post the announcement of SYLN's Q1'02 results but prior to the strategic alternatives press release. Represents estimated mid-year stock price.


LANE, BERRY & CO. INTERNATIONAL                                              19

VALUATION IMPACT OF UPSIDE/DOWNSIDE CASES

                          Base Case                 Upside Case             Downside Case
                          ---------                 -----------             -------------
Public Comps        $ 9.50    -    $13.50      $10.00    -    $14.00     $ 8.50    -    $12.50


M&A Comps           $10.00    -    $15.00      $12.00    -    $15.00     $10.00    -    $13.00

DCF                 $11.00    -    $14.00      $12.00    -    $15.00     $ 9.00    -    $12.00

LBO                 $ 9.50    -    $11.00      $10.50    -    $12.00     $ 8.00    -    $ 9.50
                    ======         ======      ======         ======     ======         ======


LANE, BERRY & CO. INTERNATIONAL                                              20

REVISED STRATEGIC ALTERNATIVES


LANE, BERRY & CO. INTERNATIONAL

ALTERNATIVE 1 - STATUS QUO

ADVANTAGES

-     Valuation analysis supports current stock price as being "fairly valued"

            -     Excluding any impact from potential synergies

- Uniqueness of the Sylvan asset and its respective market limits the number of logical strategic buyers

- Industry and Company growth characteristics and prospects limit the universe of potential financial buyers

- No disruption to existing operations, financial flexibility, leverage or risk profile


POTENTIAL ISSUES

- Increasing shareholder dissatisfaction has been voiced since announcing expected decline in financial performance for 2002

            -     Shareholders continue to have very limited access to liquidity

            - High concentration of ownership among a few institutions could increase the chance of a successful proxy fight

- Despite valuation considerations, financial and other costs of being a public company may outweigh benefits


LANE, BERRY & CO. INTERNATIONAL                                              22

STATUS QUO - INCREASING SHAREHOLDER DISSATISFACTION

"SO OVER THAT SEVEN YEAR PERIOD (1994-2001) THERE WERE INCREMENTAL ASSETS OF ABOUT $32.5 MM, INCREMENTAL NET INCOME OF $600K LOWER, AND THEREFORE A NEGATIVE RETURN. AND WITH YOUR FORWARD GUIDANCE FROM THIS YEAR WE ARE GOING TO GO LOWER AGAIN FOR THE EIGHTH YEAR. WHY WITH A NEGATIVE EIGHT-YEAR RETURN ON INCREMENTAL INVESTMENT ARE WE PUTTING ANY MONEY AT ALL INTO THIS COMPANY?"

                                                     PATRICK FLAVIN
                                                     FLAVIN BLAKE & COMPANY

"ONE OF THE DISCIPLINES OF RUNNING A BUSINESS IS TO UNDERSTAND YOUR COST OF CAPITAL AND TO INVEST WHERE YOU GET A HIGHER RETURN THAN YOUR COST OF CAPITAL. WE, DEMONSTRABLY, HAVE NOT DONE THIS FOR EIGHT YEARS. SO I'M MYSTIFIED AS TO HOW WE PROCEED HERE."

                                                     PATRICK FLAVIN
                                                     FLAVIN BLAKE & COMPANY

"IT SEEMS TO ME THAT HAVING FAILED TO BRING THE COMPANY, OVER THIS PERIOD OF TIME, INTO A GOOD RETURN FOR THE SHAREHOLDERS, IT DOES RAISE THE QUESTION ABOUT WHETHER THE COMPANY HAS THE SCALE AS AN INDEPENDENT COMPANY TO MOVE FORWARD. THE PROJECTS THAT YOU HAVE PUT IN PLACE, UNDOUBTEDLY SOME OF THEM HAVE WORKED WELL, BUT PERHAPS WITHIN THE CONTEXT OF SOMEBODY WITH A LOWER COST OF CAPITAL, SOMEBODY LARGER AND SOMEBODY WITH THE ABILITY TO SPREAD IT OVER A LOT MORE PROJECTS THAN YOU CAN, WOULD BE A GOOD PARTNER."

                                                     JOHN WALTHAUSEN
                                                     PARADIGM CAPITAL MANAGEMENT


LANE, BERRY & CO. INTERNATIONAL

ALTERNATIVE 2 - SELF-FINANCED PARTIAL TENDER OFFER

                                   ADVANTAGES

- Provides some liquidity to existing shareholders near the 52-week high share price

-     Tax efficient to shareholders versus a dividend

- May represent best investment opportunity for the Company's expected cash flow generation

- Additional leverage may increase focus on profitable investment opportunities and cost saving initiatives

- Remaining equity outstanding should experience accelerated growth and returns due to the benefits of higher leverage

-     Limited disruption to existing operations

                                POTENTIAL ISSUES

- Stock price is currently near its 52-week high and in line with valuation analysis

-     Exacerbates "micro-cap" public company issues

      -     Limited liquidity for shares

      -     High concentration of ownership

      -     No analyst coverage

      -     Continued public company administrative costs

-     Leverage and risk profile increase; may limit financial flexibility

- Potential for some change in ownership concentration depending on final allocation of tendered shares

LANE, BERRY & CO. INTERNATIONAL

OVERVIEW OF DUTCH TENDER AUCTION

MECHANICS
[ARROW GRAPHIC]

      -     A price range for the tender offer is pre-determined

      - The lowest price within the range which allows the Company to repurchase the desired amount of stock is the price at which all shares are repurchased

      -     All shareholders receive the same price

      - Shareholders can withdraw their shares at any time prior to expiration of the tender

REQUIREMENTS
[ARROW GRAPHIC]

      -     The tender offer must be made for a specific number of shares

      -     The tender offer must be held open for at least 20 business days

      - Any change to the amount of shares being tendered results in the tender offer being extended for 10 days (no extension is necessary if the additional purchase is less than 2% of outstanding shares)

SHARE SELECTION
[ARROW GRAPHIC]

      - If the tender offer is over-subscribed the repurchase is on a pro-rata basis

      - Odd-lot shares are repurchased first, before calculating the pro-ration


LANE, BERRY & CO. INTERNATIONAL

DUTCH TENDER AUCTION PRICING

- On average, companies ended up paying a 10% premium on their tender offer as compared to where the stock traded prior to announcement

                                                                                                        PREMIUM / (DISCOUNT)
                                           INITIAL PRICE RANGE                                           ANN. DATE PRICE TO
                                           -------------------    PRICE PAID       % OF            ------------------------------
ANN. DATE  COMPANY                           LOW      HIGH        PER SHARE   SHARES ACQUIRED      LOW          HIGH        PAID
---------  -------                           ---      ----        ---------   ---------------      ---          ----        ----
03/15/02   DaVita Inc                      $22.00    $26.00       $26.00            24.3%        (13.62%)        2.08%      2.08%
12/17/01   Maritrans Inc                    11.00     12.50        11.50            21.4%         (7.56%)        5.04%     (3.36%)
11/19/01   First Years Inc                  10.65     12.65        12.65            11.0%         (4.31%)       13.66%     13.66%
07/16/01   Independence Holding Co          15.00     16.75        16.75             2.5%         (5.30%)        5.74%      5.74%
06/28/01   TB Wood's Corp                    8.50     11.50        11.00             2.8%          5.99%        43.39%     37.16%
06/28/01   Todd Shipyards Corp               7.00      8.25         8.25            44.2%         (7.28%)        9.27%      9.27%
04/03/01   PW Eagle Inc                      7.50      9.00         9.00            14.9%          0.84%        21.01%     21.01%
04/03/01   Quipp Inc                        20.00     23.00        20.00            29.0%         (3.90%)       10.51%     (3.90%)
03/19/01   Security Capital Group Inc       18.50     21.50        20.50             9.3%        (10.41%)        4.12%     (0.73%)
03/08/01   Rohn Industries Inc               3.75      4.50         4.13            11.0%         (7.69%)       10.77%      1.66%
12/20/00   Supreme Industries Inc            2.25      3.00         3.00            13.5%         (5.26%)       26.32%     26.32%
11/06/00   kforce.com Inc                    4.75      5.50         5.50            23.7%         (4.40%)       10.69%     10.69%
11/03/00   Designs Inc                       2.50      3.00         2.50            10.8%          2.56%        23.08%      2.56%
10/31/00   Citizens First Financial Corp    15.00     17.00        16.00            20.0%          0.84%        14.29%      7.56%
10/11/00   BT Financial Corp,Johnstown, PA  18.00     20.00        19.50            10.4%          0.70%        11.89%      9.09%
08/29/00   Elder-Beerman Stores Corp         4.50      6.00         5.00            23.2%          4.35%        39.13%     15.94%
08/15/00   Resource America Inc              9.00     11.00         9.00            23.3%          5.11%        28.47%      5.11%
05/02/00   Amrep Corp                        5.25      7.00         7.00             8.1%        (13.40%)       15.46%     15.46%
04/03/00   Green Mountain Coffee Inc        14.50     16.00        16.00             8.3%          3.57%        14.29%     14.29%
03/21/00   Sylvan Learning Systems Inc      15.25     17.00        15.25            16.7%         (1.61%)        9.68%     (1.61%)
03/16/00   Chicago Rivet & Machine Co       20.00     23.00        23.00            14.1%         (7.25%)        6.67%      6.67%
03/13/00   Shaw Industries Inc              13.50     15.50        15.50             3.0%         11.34%        27.84%     27.84%
03/08/00   Payless ShoeSource Inc           48.00     53.00        53.00            25.5%         (0.78%)        9.56%      9.56%
02/25/00   Hasbro Inc                       15.25     17.50        17.25             9.5%         (4.69%)        9.38%      7.81%
02/23/00   Escalade Inc                     14.50     18.00        18.00            23.8%          3.57%        28.57%     28.57%
02/04/00   DPL Inc                          20.00     23.00        23.00            16.0%         (6.98%)        6.98%      6.98%
02/03/00   Telesoft Corp                     7.00      7.50         7.25            62.0%         10.89%        18.81%     14.85%
02/01/00   Hemlock Federal Financial Corp   15.00     17.50        15.00            27.5%         (0.83%)       15.70%     (0.83%)
01/26/00   Sempra Energy                    17.50     20.00        20.00            15.0%         (6.04%)        7.38%      7.38%



                                           AVERAGE                                 18.09%         (2.12%)       15.51%     10.24%



LANE, BERRY & CO. INTERNATIONAL

SAMPLE SYLVAN DUTCH TENDER AUCTION
(USD in millions except share prices)

2002E EBITDA                                     $ 15.8

MAXIMUM LEVERAGE RATIO                            3.25X

MAXIMUM LEVERAGE                                 $ 51.3
LESS: DEBT OUTSTANDING                             36.7
                                                 ------
AVAILABLE CAPACITY                               $ 14.6
LESS: ESTIMATED TRANSACTION EXPENSES                1.0
                                                 ------
POTENTIAL TENDER SIZE                            $ 13.6

ASSUMED SHARE PRICE                              $12.68

SHARES TENDERED                                     1.1

% OF SHARES O/S                                    19.4%




LANE, BERRY & CO. INTERNATIONAL

                                               PROJECTED FISCAL YEARS ENDING DECEMBER 31,
                                        ----------------------------------------------------------
                                        PF 12/31/02     2003        2004        2005          2006
                                        -----------     ----        ----        ----          ----
BASE CASE

             Revenue                                  $ 90.7       $ 92.9       $ 95.4       $ 98.0
             EBITDA                                     16.8         17.7         18.8         19.8
             Interest Expense                            2.1          1.9          1.5          1.1
             Net Income                      5.1         5.8          6.3          7.1          7.1
             Shares O/S                      5.5         5.5          5.5          5.5          5.5
             Adjusted EPS (1)             $ 0.90      $ 1.05       $ 1.17       $ 1.32       $ 1.46
             Implied Stock Price (2)      $11.28      $13.13       $14.67       $16.53       $18.31
             Implied Growth                   NA        16.4%        11.7%        12.7%        10.7%
             Total Debt                     36.7        32.6         26.6         19.8         12.9
             Total Debt / EBITDA            2.3x        1.9x         1.5x         1.1x         0.7x
DUTCH TENDER OFFER

             Revenue                                  $ 90.7       $ 92.9       $ 95.4       $ 98.0
             EBITDA                                     16.8         17.7         18.8         19.8
             Interest Expense                            3.0          2.8          2.4          2.1
             Net Income                      5.1         5.1          5.6          6.4          6.4
             Shares O/S                      5.5         4.5          4.5          4.5          4.5
             Adjusted EPS (1)             $ 0.90      $ 1.16       $ 1.30       $ 1.48       $ 1.66
             Implied Stock Price (2)      $11.28      $14.44       $16.30       $18.55       $20.70
             Implied Growth                   NA        28.4%        12.8%        13.8%        11.6%
             Total Debt                     51.3        47.8         42.3         36.0         29.7
             Total Debt / EBITDA            3.3x        2.8x         2.4x         1.9x         1.5x


(1)   Adjusted EPS adds back to pretax income all pension-related items.

(2) Calculated by using a constant 2002E P/E ratio of 12.5x derived from the price post the announcement of SYLN's Q1'02 results but prior to the strategic alternatives press release. Represents estimated mid-year stock price.

LANE, BERRY & CO. INTERNATIONAL

ALTERNATIVE 3 - PURSUE SALE ALTERNATIVES WITH STRATEGIC OR FINANCIAL BUYERS

                                   ADVANTAGES

- Satisfy restive shareholders that Company is evaluating all strategic alternatives

- If successful, could result in maximum cash proceeds to existing shareholders

- Could garner substantial additional value for shareholders if synergies are compelling--each $1.0 million in pretax synergies could correspond to $1.00-$1.50 in additional value per share

- Targeted process, rather than a full auction, signals that Company has other attractive alternatives and limits potential disruption to operations

                                POTENTIAL ISSUES

- Uniqueness of the Sylvan asset and its respective market limits the number of logical strategic buyers

- Industry and Company growth characteristics and prospects limit the universe of potential financial buyers

- Could result in substantial disruption to existing operations, relations with employees and relations with customers

- Senior Management will need to buy-in and embrace sales alternative otherwise conversations with prospective purchasers will be futile


LANE, BERRY & CO. INTERNATIONAL

TARGETED SALES PROCESS

-     5 - 10 targeted potential buyers

-     Moderately confidential

-     Generally a two phase process (Initial Bid Round, Final Bid Round)

      - Short Confidential Information Memorandum distributed to targeted buyers

      -     Preliminary bids submitted with preliminary terms

      - Small group of buyers selected by management, followed by due diligence

            -     Data room visits

            -     Management presentations

-     Definitive bids submitted

-     Final negotiation, structuring and closing

-     Approximately a 15-18 week process


LANE, BERRY & CO. INTERNATIONAL

                                      (Confidential information omitted pursuant
                                     to the request for confidential treatment.)

ALTERNATIVE 3 - SAMPLE ACQUIROR UNIVERSE
                              STRATEGIC ACQUIRORS

-     *

-     *

-     *

-     *

-     *

-     *


                               FINANCIAL ACQUIRORS

-     *

-     *

-     *

-     *

-     *

-     *

-     *

LANE, BERRY & CO. INTERNATIONAL

STRATEGIC ALTERNATIVES REJECTED

REFOCUS THROUGH THE       -  Lose important vertical integration between spawn
SALE OF QUINCY OR SPAWN      business and fresh business
BUSINESS
                          -  Limited profitable reinvestment opportunities for use of proceeds were identified

                          - Utilizing proceeds to buyback shares, neither financially nor strategically as attractive as "leveraged tender offer"

                          -  Exacerbates "micro cap" public company issues


ACCELERATE GROWTH         -  Limited profitable reinvestment opportunities for use of
THROUGH EQUITY               proceeds were identified
INFUSION FROM
FINANCIAL PARTY OR
STRATEGIC JOINT           -  Valuation issues would be substantial
VENTURE

                          - Limited-to-no known potential financial or strategic parties willing to hold minority positions

                          - Existing shareholders would not receive liquidity and could suffer substantial dilution based on valuation

RECAPITALIZE WITH A       -  Not conducive to existing operating strategy
FINANCIAL PARTY

                          -  Financial parties would want ownership and control

                          -  Would be difficult to justify a premium to current share price even with substantial potential synergies

LANE, BERRY & CO. INTERNATIONAL

PRELIMINARY CONCLUSIONS AND NEXT STEPS

LANE, BERRY & CO. INTERNATIONAL

CONCLUSIONS AND NEXT STEPS

BASED UPON OUR PRELIMINARY ANALYSIS AND DUE DILIGENCE, LANE BERRY RECOMMENDS THAT SYLVAN INVESTIGATE FURTHER THE POTENTIAL ADVANTAGES AND ISSUES OF ALTERNATIVES I, II AND III

NEXT STEPS:

All Alternatives

Lane Berry and Sylvan to further diligence and refine 5-year financial models

Alternative I - Status Quo

Lane Berry in conjunction with Sylvan management to:

- Further review and prepare analysis regarding Capital Investment spending and related returns to provide additional information to shareholders

Alternative II - Dutch Tender Offer

Lane Berry in conjunction with Sylvan management to:

-     Approach existing lenders to determine leverage capacity and terms

-     Coordinate with Company counsel issues of structure

-     Finalize valuation analysis and determine Dutch Tender offer pricing

Alternative III - "Market Test"

Lane Berry in conjunction with Sylvan management to:

-     Prepare abbreviated marketing materials

-     Agree upon 3-5 potential strategic and 5-7 potential financial acquirors

- Contact, on a confidential basis, potential acquirors and ask them to provide an initial indication of interest


LANE, BERRY & CO. INTERNATIONAL

APPENDIX


LANE, BERRY & CO. INTERNATIONAL

VALUATION FRAMEWORK



STRATEGIC CONSIDERATIONS                                FINANCIAL CONSIDERATIONS
------------------------                                ------------------------
   HOW WILL POTENTIAL                                          COMPARABLE
     ACQUIRORS VIEW                                          PUBLICLY TRADED
    GROWTH PROSPECTS                                        COMPANIES ANALYSIS
------------------------                                ------------------------
    WILL POTENTIAL
  ACQUIRORS VIEW THE                                        COMPARABLE M&A
    ACQUISITION AS                                           TRANSACTIONS
   COMPLEMENTARY /       [ARROW     ESTIMATED  [ARROW          ANALYSIS
   SYNERGISTIC           GRAPHIC]  ENTERPRISE  GRAPHIC]
------------------------          VALUE OF THE          ------------------------
  WHAT RISKS WILL A                  COMPANY                      DCF
    PROSPECTIVE                                                ANALYSIS
 ACQUIROR PERCEIVE
------------------------                                ------------------------
    WHAT IS THE
 STRATEGIC VALUE OF                                               LBO
  THE COMPANY TO A                                             ANALYSIS
 POTENTIAL ACQUIROR
------------------------                                ------------------------


LANE, BERRY & CO. INTERNATIONAL

UPSIDE CASE FINANCIAL PROJECTIONS


                                                     Projected Fiscal Year Ending December 31,
                                        --------------------------------------------------------------------
(USD in Millions)                         2002           2003           2004           2005           2006
                                        --------       --------       --------       --------       --------
Total Sales                             $   88.0       $   91.7       $   94.8       $   98.2       $  101.5
Cost of Sales                               52.5           54.2           55.6           57.0           58.6
                                        --------       --------       --------       --------       --------
Gross Profit                                35.5           37.5           39.2           41.1           42.9
SG&A (excluding depreciation)               19.7           20.3           20.8           21.3           21.9
                                        --------       --------       --------       --------       --------
EBITDA                                      15.8           17.2           18.4           19.8           21.0
Depreciation                                 5.8            6.0            6.2            6.5            6.7
                                        --------       --------       --------       --------       --------
EBIT                                        10.0           11.2           12.2           13.3           14.3
Interest on:
  Revolver                                   2.4            2.1            1.9            1.5            1.1
                                        --------       --------       --------       --------       --------
    Total Interest Expense                   2.4            2.1            1.9            1.5            1.1

Interest Income on S-T Investments           0.0            0.1            0.1            0.1            0.1
Pension Adjustments (Inc)/Exp               (0.2)          (0.2)          (0.2)          (0.2)          (0.2)
                                        --------       --------       --------       --------       --------
  Pretax Income                              7.8            9.3           10.5           12.1           13.5
Income Taxes                                 2.5            3.0            3.4            3.9            4.4
Minority Interest                            0.1            0.1            0.1            0.1            0.1
                                        --------       --------       --------       --------       --------
  Net Income                            $    5.1       $    6.2       $    7.0       $    8.0       $    9.0
Shares Outstanding                           5.5            5.5            5.5            5.5            5.5
EPS                                     $   0.92       $   1.11       $   1.26       $   1.45       $   1.62
Adjusted EPS (1)                        $   0.90       $   1.09       $   1.24       $   1.43       $   1.60


(1)   Adjusted EPS adds back to pretax income all pension-related items.


LANE, BERRY & CO. INTERNATIONAL

UPSIDE CASE FINANCIAL PROJECTIONS - DIVISIONAL ASSUMPTIONS

                                                Projected Fiscal Year Ending December 31,
                                 -------------------------------------------------------------------
(USD in Millions)                  2002           2003           2004           2005           2006
                                 -------        -------        -------        -------        -------
SALES
   Europe                        $  35.0        $  36.2        $  37.4        $  38.5        $  39.6
   America                          26.4           27.8           29.1           30.5           31.8
   Quincy                           26.9           27.5           27.7           28.3           29.1
   Bioproducts                       0.8            1.3            1.7            2.1            2.2
   Intercompany/Other               (1.1)          (1.1)          (1.2)          (1.2)          (1.2)
                                 -------        -------        -------        -------        -------
TOTAL SALES                         88.0           91.7           94.8           98.2          101.5

EBITDA
   Europe                        $   9.4        $  10.0        $  10.5        $  11.0        $  11.5
   America                           7.2            7.7            8.2            8.6            9.0
   Quincy                            4.6            4.8            4.9            5.1            5.4
   Bioproducts                      (0.4)          (0.2)           0.0            0.3            0.4
   Research and Development         (1.9)          (1.9)          (1.9)          (1.9)          (1.9)
   Corporate OH                     (4.0)          (4.1)          (4.2)          (4.3)          (4.3)
   Intercompany/Other                0.8            0.8            0.9            0.9            0.9
                                 -------        -------        -------        -------        -------
TOTAL EBITDA                        15.8           17.2           18.4           19.8           21.0

EBITDA MARGINS
   Europe                           26.9%          27.6%          28.1%          28.6%          29.0%
   America                          27.4%          27.8%          28.1%          28.3%          28.3%
   Quincy                           17.2%          17.5%          17.7%          18.0%          18.5%
   Bioproducts                     (46.1%)        (15.4%)          2.0%          14.8%          18.8%
   Research and Development           NM             NM             NM             NM             NM
   Corporate OH                       NM             NM             NM             NM             NM
   Intercompany/Other              (71.7%)        (73.4%)        (74.7%)        (75.8%)        (76.5%)
                                 -------        -------        -------        -------        -------
TOTAL EBITDA MARGINS                17.9%          18.7%          19.4%          20.2%          20.7%
                                 =======        =======        =======        =======        =======


LANE, BERRY & CO. INTERNATIONAL

DOWNSIDE CASE FINANCIAL PROJECTIONS


                                                  Projected Fiscal Year Ending December 31,
                                        -----------------------------------------------------------------
(USD in Millions)                         2002           2003          2004          2005          2006
                                        --------       --------      --------      --------      --------
Total Sales                             $   88.0       $   89.3      $   90.8      $   92.5      $   94.3
Cost of Sales                               52.5           53.3          54.3          55.4          56.6
                                        --------       --------      --------      --------      --------
Gross Profit                                35.5           36.0          36.5          37.1          37.7
SG&A (excluding depreciation)               19.7           19.9          20.2          20.5          20.8
                                        --------       --------      --------      --------      --------
EBITDA                                      15.8           16.0          16.3          16.6          16.8
Depreciation                                 5.8            5.9           6.0           6.1           6.3
                                        --------       --------      --------      --------      --------
EBIT                                        10.0           10.2          10.3          10.5          10.6
Interest on:
  Revolver                                   2.4            2.1           1.8           1.5           1.2
                                        --------       --------      --------      --------      --------
    Total Interest Expense                   2.4            2.1           1.8           1.5           1.2
Interest Income on S-T Investments           0.0            0.1           0.1           0.1           0.1
Pension Adjustments (Inc)/Exp               (0.2)           0.2           0.4           1.9           1.7
                                        --------       --------      --------      --------      --------
  Pretax Income                              7.8            8.0           8.2           7.2           7.8
Income Taxes                                 2.5            2.6           2.7           2.3           2.5
Minority Interest                            0.1            0.1           0.1           0.1           0.1
                                        --------       --------      --------      --------      --------
  Net Income                            $    5.1       $    5.3      $    5.4      $    4.7      $    5.2
Shares Outstanding                           5.5            5.5           5.5           5.5           5.5
EPS                                     $   0.92       $   0.95      $   0.98      $   0.85      $   0.93
Adjusted EPS (1)                        $   0.90       $   0.97      $   1.02      $   1.09      $   1.14
                                        ========       ========      ========      ========      ========

(1)   Adjusted EPS adds back to pretax income all pension-related items.


LANE, BERRY & CO. INTERNATIONAL

DOWNSIDE CASE FINANCIAL PROJECTIONS - DIVISIONAL ASSUMPTIONS

                                                Projected Fiscal Year Ending December 31,
                                 -------------------------------------------------------------------
(USD in Millions)                  2002           2003           2004           2005           2006
                                 -------        -------        -------        -------        -------
SALES
   Europe                        $  35.0        $  35.5        $  35.9        $  36.3        $  36.6
   America                          26.4           26.6           26.9           27.2           27.4
   Quincy                           26.9           27.1           27.7           28.5           29.6
   Bioproducts                       0.8            1.1            1.4            1.7            1.8
   Intercompany/Other               (1.1)          (1.1)          (1.2)          (1.2)          (1.2)
                                 -------        -------        -------        -------        -------
TOTAL SALES                         88.0           89.3           90.8           92.5           94.3

EBITDA
   Europe                        $   9.4        $   9.7        $   9.9        $  10.0        $  10.2
   America                           7.2            7.3            7.4            7.5            7.6
   Quincy                            4.6            4.4            4.3            4.2            4.2
   Bioproducts                      (0.4)          (0.2)          (0.0)           0.1            0.2
   Research and Development         (1.9)          (1.9)          (1.9)          (1.9)          (1.9)
   Corporate OH                     (4.0)          (4.1)          (4.1)          (4.2)          (4.3)
   Intercompany/Other                0.8            0.8            0.8            0.8            0.8
                                 -------        -------        -------        -------        -------
TOTAL EBITDA                        15.8           16.0           16.3           16.6           16.8

EBITDA MARGINS
   Europe                           26.9%          27.2%          27.4%          27.6%          27.8%
   America                          27.4%          27.5%          27.6%          27.7%          27.8%
   Quincy                           17.2%          16.3%          15.5%          14.8%          14.2%
   Bioproducts                     (46.1%)        (20.7%)         (2.6%)          7.0%          10.0%
   Research and Development           NM             NM             NM             NM             NM
   Corporate OH                       NM             NM             NM             NM             NM
   Intercompany/Other              (71.7%)        (68.8%)        (67.2%)        (65.7%)        (64.0%)
                                 -------        -------        -------        -------        -------
TOTAL EBITDA MARGINS                17.9%          18.0%          18.0%          18.0%          17.9%
                                 =======        =======        =======        =======        =======

LANE, BERRY & CO. INTERNATIONAL

PUBLIC COMPARABLES OVERVIEW

METHODOLOGY

- To determine the current public market value and trading multiples of companies similar to Sylvan, thereby imputing a "public market" valuation range

COMPANY SELECTION

- LBCI analyzed a range of public food and agricultural producers and selected three sectors comprising nine trading comparables for analysis:

Food Processors             Fresh Produce Companies      Agricultural Companies
---------------             -----------------------      ----------------------
Archer Daniels Midland      Chiquita Brands              Hines Horticulture
Bunge                       Fresh Del Monte              Pro-Fac Cooperative
                            Dole                         Delta and Pine
                                                         Seminis

ISSUES

- No control premium is reflected in the results of the public market valuation

-     It is difficult to find direct comparables to the Company

- A number of these companies are substantially larger than Sylvan and may impact the relevancy of the data


LANE, BERRY & CO. INTERNATIONAL

PUBLIC COMPARABLES BASE CASE ANALYSIS
(USD in Millions except per share figures)

                                                                       EV / REVENUE         EV / EBITDA           P / E
                           STOCK      % OF      FD                 ------------------  -------------------  -------------------
                           PRICE    52-WEEK   EQUITY   ENTERPRISE                                                  CY02E  CY03E
COMPANY                    5/28/02   HIGH     VALUE      VALUE     CY01  CY02E  CY03E  CY01   CY02E  CY03E   CY01   (1)    (1)
-------------------------  -------  -------  --------  ----------  ----  -----  -----  -----  -----  -----  -----  -----  ----
SYLVAN                     $ 12.68      96%  $   70.3  $    102.9  1.2X   1.2X   1.1X   6.3X   6.5X   6.1X  12.1X  14.1X  12.1X

FOOD PROCESSING COMPANIES
  Archer Daniels Midland   $ 14.12      89%  $9,227.0  $ 11,887.4  0.6x    0.5     NA   8.3x    7.8     NA  19.6x  18.8x   15.3
  Bunge                      21.70      87%   2,102.7     3,196.7   0.3    0.3    0.3    4.6    4.6    4.5   11.6   11.3   10.2

FRESH PRODUCE COMPANIES
  Chiquita Brands            16.90      90%     747.7     1,484.1   0.7    0.6    0.6    9.6    7.5    7.0     NM   10.1     NA
  Dole                       32.00      94%   1,826.0     2,373.8   0.5    0.5    0.5   14.2    7.2     NA   19.5   13.0   12.3
  Fresh DelMonte             23.49      95%   1,319.0     1,634.0   0.8    0.8    0.8    7.2    6.6    6.3   13.3   10.0    9.1

AGRICULTURAL COMPANIES
  Delta and Pine             19.29      77%     750.0       737.1   2.1     NA     NA   10.0   11.6     NA   21.9   22.8   18.7
  Hines Horticulture          4.30      82%      94.9       398.1   1.2    1.2     NA    6.7    6.8     NA   16.5    7.4     NA
  Pro-Fac Cooperative        17.20      97%      35.0       746.5   0.6     NA     NA    5.9     NA     NA    7.4     NA     NA
  Seminis                     2.95      74%     185.1       506.0   1.1     NA     NA    7.5     NA     NA     NM     NA     NA
  LOW                                   77%                        0.3X   0.3X   0.3X   4.6X   4.6X   4.5X   7.4X   7.4X   9.1X
  MEDIAN                                90%                        0.6X   0.6X   0.6X   7.8X   7.2X   6.3X  16.5X  11.3X  12.3X
  HIGH                                  97%                        2.1X   1.2X   0.8X  14.2X  11.6X   7.0X  21.9X  22.8X  18.7X


                                               REVENUE                           EBITDA                     EARNINGS PER SHARE
                                      --------------------------       --------------------------       ----------------------------
                                      CY01      CY02E      CY03E       CY01      CY02E      CY03E       CY01    CY02E (1)  CY03E (1)
                                      ----      -----      -----       ----      -----      -----       ----    ---------  --------
SYLVAN FINANCIALS                    $ 85.9     $ 88.0     $ 90.7     $ 16.4     $ 15.8     $ 16.8     $ 1.05    $ 0.90     $ 1.05
  IMPLIED SYLVAN PRICE PER SHARE
    LOW                                  NM         NM         NM     $ 8.02     $ 7.44     $ 8.02     $ 7.81    $ 6.69     $ 9.56
    MEDIAN                           $ 4.13     $ 3.59     $ 3.70     $17.31     $14.79     $13.49     $17.37    $10.20     $12.92
    HIGH                             $27.47     $13.24     $ 7.36     $36.19     $27.34     $15.47     $23.02    $20.56     $19.60

(1)   Adjusted EPS adds back to pretax income all pension-related items.

LANE, BERRY & CO. INTERNATIONAL

PUBLIC COMPARABLES UPSIDE CASE ANALYSIS
(USD in Millions except per share figures)

                                                                       EV / REVENUE        EV / EBITDA            P / E
                           STOCK     % OF       FD                 ------------------  -------------------  -------------------
                           PRICE    52-WEEK   EQUITY   ENTERPRISE                                                  CY02E  CY03E
COMPANY                    5/28/02   HIGH      VALUE      VALUE    CY01  CY02E  CY03E  CY01   CY02E  CY03E  CY01    (1)    (1)
-------------------------  -------  -------  --------  ----------  ----  -----  -----  -----  -----  -----  -----  -----  ----
SYLVAN                     $ 12.68      96%  $   70.3  $    102.9  1.2X   1.2X   1.1X   6.3X   6.5X   6.0X  12.1X  14.1X  11.6X

FOOD PROCESSING COMPANIES
  Archer Daniels Midland   $ 14.12      89%  $9,227.0  $ 11,887.4  0.6x    0.5     NA   8.3x    7.8     NA  19.6x  18.8x   15.3
  Bunge                      21.70      87%   2,102.7     3,196.7   0.3    0.3    0.3    4.6    4.6    4.5   11.6   11.3   10.2

FRESH PRODUCE COMPANIES
  Chiquita Brands            16.90      90%     747.7     1,484.1   0.7    0.6    0.6    9.6    7.5    7.0     NM   10.1     NA
  Dole                       32.00      94%   1,826.0     2,373.8   0.5    0.5    0.5   14.2    7.2     NA   19.5   13.0   12.3
  Fresh DelMonte             23.49      95%   1,319.0     1,634.0   0.8    0.8    0.8    7.2    6.6    6.3   13.3   10.0    9.1

AGRICULTURAL COMPANIES
  Delta and Pine             19.29      77%     750.0       737.1   2.1     NA     NA   10.0   11.6     NA   21.9   22.8   18.7
  Hines Horticulture          4.30      82%      94.9       398.1   1.2    1.2     NA    6.7    6.8     NA   16.5    7.4     NA
  Pro-Fac Cooperative        17.20      97%      35.0       746.5   0.6     NA     NA    5.9     NA     NA    7.4     NA     NA
  Seminis                     2.95      74%     185.1       506.0   1.1     NA     NA    7.5     NA     NA     NM     NA     NA
  LOW                                   77%                        0.3X   0.3X   0.3X   4.6X   4.6X   4.5X   7.4X   7.4X   9.1X
  MEDIAN                                90%                        0.6X   0.6X   0.6X   7.8X   7.2X   6.3X  16.5X  11.3X  12.3X
  HIGH                                  97%                        2.1X   1.2X   0.8X  14.2X  11.6X   7.0X  21.9X  22.8X  18.7X


                                             REVENUE                        EBITDA                  EARNINGS PER SHARE
                                    --------------------------    --------------------------    ----------------------------
                                     CY01     CY02E     CY03E      CY01     CY02E     CY03E      CY01   CY02E (1)  CY03E (1)
                                     ----     -----     -----      ----     -----     -----      ----   ---------  ---------
SYLVAN FINANCIALS                   $ 85.9    $ 88.0    $ 91.7    $ 16.4    $ 15.8    $ 17.2    $ 1.05    $ 0.90    $ 1.09
  IMPLIED SYLVAN PRICE PER SHARE
    LOW                                 NM        NM        NM    $ 8.02    $ 7.44    $ 8.35    $ 7.81    $ 6.69    $ 9.94
    MEDIAN                          $ 4.13    $ 3.59    $ 3.80    $17.31    $14.79    $13.95    $17.37    $10.20    $13.44
    HIGH                            $27.47    $13.24    $ 7.50    $36.19    $27.34    $15.98    $23.02    $20.56    $20.39

(1)   Adjusted EPS adds back to pretax income all pension-related items.

LANE, BERRY & CO. INTERNATIONAL

PUBLIC COMPARABLES DOWNSIDE CASE ANALYSIS

(USD in Millions except per share figures)

                           STOCK     % OF       FD                   EV / REVENUE         EV / EBITDA                P / E
                           PRICE   52-WEEK    EQUITY  ENTERPRISE  ------------------  -------------------  -------------------------
COMPANY                   5/28/02    HIGH     VALUE     VALUE     CY01  CY02E  CY03E   CY01  CY02E  CY03E   CY01  CY02E(1)  CY03E(1)
------------------------------------------------------------------------------------------------------------------------------------
  SYLVAN                   $12.68     96%   $   70.3  $   102.9   1.2X   1.2X   1.2X   6.3X   6.5X   6.4X  12.1X   14.1X     13.1X

FOOD PROCESSING COMPANIES
  Archer Daniels Midland   $14.12     89%   $9,227.0  $11,887.4   0.6x   0.5     NA    8.3x   7.8     NA   19.6x   18.8x      15.3
  Bunge                     21.70     87%    2,102.7    3,196.7   0.3    0.3    0.3    4.6    4.6    4.5   11.6    11.3      10.2
FRESH PRODUCE COMPANIES
  Chiquita Brands           16.90     90%      747.7    1,484.1   0.7    0.6    0.6    9.6    7.5    7.0     NM    10.1        NA
  Dole                      32.00     94%    1,826.0    2,373.8   0.5    0.5    0.5   14.2    7.2     NA   19.5    13.0      12.3
  Fresh DelMonte            23.49     95%    1,319.0    1,634.0   0.8    0.8    0.8    7.2    6.6    6.3   13.3    10.0       9.1
AGRICULTURAL COMPANIES
  Delta and Pine            19.29     77%      750.0      737.1   2.1     NA     NA   10.0   11.6     NA   21.9    22.8      18.7
  Hines Horticulture         4.30     82%       94.9      398.1   1.2    1.2     NA    6.7    6.8     NA   16.5     7.4        NA
  Pro-Fac Cooperative       17.20     97%       35.0      746.5   0.6     NA     NA    5.9     NA     NA    7.4      NA        NA
  Seminis                    2.95     74%      185.1      506.0   1.1     NA     NA    7.5     NA     NA     NM      NA        NA
  LOW                                 77%                         0.3X   0.3X   0.3X   4.6X   4.6X   4.5X   7.4X    7.4X      9.1X
  MEDIAN                              90%                         0.6X   0.6X   0.6X   7.8X   7.2X   6.3X  16.5X   11.3X     12.3X
  HIGH                                97%                         2.1X   1.2X   0.8X  14.2X  11.6X   7.0X  21.9X   22.8X     18.7X

                                                  REVENUE                      EBITDA                 EARNINGS PER SHARE
                                       ---------------------------    ------------------------   -------------------------------
                                         CY01      CY02E     CY03E      CY01    CY02E    CY03E    CY01     CY02E(1)    CY03E(1)
                                       -----------------------------------------------------------------------------------------
SYLVAN FINANCIALS                      $ 85.9     $ 88.0     $89.3    $ 16.4   $ 15.8   $ 16.0   $ 1.05    $ 0.90       $ 0.97
IMPLIED SYLVAN PRICE PER SHARE
LOW                                        NM         NM        NM    $ 8.02   $ 7.44   $ 7.42   $ 7.81    $ 6.69       $ 8.84
MEDIAN                                 $ 4.13     $ 3.59     $3.55    $17.31   $14.79   $12.65   $17.37    $10.20       $11.95
HIGH                                   $27.47     $13.24     $7.16    $36.19   $27.34   $14.54   $23.02    $20.56       $18.12

(1)  Adjusted EPS adds back to pretax income all pension-related items.


Lane, Berry & Co. International

M&A COMPARABLES OVERVIEW

  METHODOLOGY     -   To determine the historical private market value and
                      transaction multiples of companies similar to the Company, thereby imputing a "transaction" valuation range

  ISSUES          -   Multiples paid in the transaction analysis may reflect
                      potential synergies an acquiror could realize as a result of the target's operating scale

                  -   It is difficult to find direct comparable M&A transactions


Lane, Berry & Co. International

M&A COMPARABLES ANALYSIS

(USD in Millions)

                                                                                                             TRANSACTION VALUE / LTM
 ANN.                                                                                                TRANS.  -----------------------
 DATE     ACQUIROR                 TARGET                      DESCRIPTION                           VALUE   REVENUE          EBITDA
------------------------------------------------------------------------------------------------------------------------------------
1/7/02    Kerry Group              Stearns & Lehman            Stearns & Lehman is a manufacturer    $ 26.0    1.3x             NA
                                                               of coffeehouse chain,
                                                               foodservice and branded
                                                               Italian-style flavoured syrups.
8/17/01   Nippon Suisan            Gorton's Seafood &          Gorton's is a retail frozen seafood    175.0    0.7             8.8
                                     Bluewater Seafoods        brand in the U.S. & Bluewater is a
                                                               brand in Canada.
7/18/01   Simgar SA                Louis Dreyfus Citrus SA     Producer of citrus fruit products.     316.2    1.0             7.1
2/20/01   Lesaffre et Compagnie    Sensient Technologies' Red  Supplier of yeast to the commercial    122.0    1.0             7.3
                                      Star Yeast & Products    bakery market.
10/17/00  Kerry Group              Armour Food Ingredients     Provide a wide range of specialty       35.0    0.9              NA
                                                               food ingredients including savoury
                                                               flavorings & cheese & dairy
                                                               flavorings.
8/5/00    McCormick & Company      Ducros SA                   Manufacturer & marketer of spices      379.0    1.5              NA
                                                               and herbs.
9/27/99   Reservoir Capital Group  Orange Company              Grower of oranges.                     153.8    1.2             8.6
7/1/99    Investor Group           Maui Land & Pineapple       Producer, grower & canner of           119.6    0.8             6.1
                                                               pineapple products.
8/12/98   U.S. Home & Garden       Ampro Industries            Manufactures & distributes wholesale    24.2    1.2              NM
                                                               lawn & garden products.
3/4/98    Central Garden & Pet     Pennington Seed             Produces proprietary branded grass     233.0    0.8             8.4
                                                               & wild bird seeds.
1/26/98   Agribiotech              Williamette Seed            Producer of wholesale turfgrass         14.0    0.3            12.5
                                                               seed.
9/30/96   Mycogen                  Morgan Seeds                Diversified agricultural                27.4    1.1              NA
                                                               biotechnology company.
                                                               LOW                                   $ 14.0    0.3X            6.1X
                                                               MEDIAN                                $120.8    1.0X            8.4X
                                                               HIGH                                  $379.0    1.5X           12.5X

                                                                    LTM
                                                           ---------------------
                                                           REVENUE       EBITDA
--------------------------------------------------------------------------------
SYLVAN FINANCIALS                                           $ 85.9       $ 16.8
IMPLIED SYLVAN PRICE PER SHARE
                                              LOW               NM       $12.91
                                              MEDIAN        $10.01       $19.88
                                              HIGH          $17.87       $32.26

LANE, BERRY & CO. INTERNATIONAL

DISCOUNTED CASH FLOW OVERVIEW

  METHODOLOGY          -       To determine the present value of the projected
                               after-tax free cash flows of the Company utilizing an EBITDA exit multiple terminal value and a range of discount rates

  VARIABLES                        VARIABLE                      SELECTED RANGE

                               -- EBITDA Exit Multiple (2006):   -- 5.0x-7.0x
                               -- Discount Rate Range:           -- 9.0%-11.0%

LANE, BERRY & CO. INTERNATIONAL

DISCOUNTED CASH FLOW BASE CASE ANALYSIS

(USD in Millions)

                                                                       YEAR ENDING DECEMBER 31,
                                                            --------------------------------------------       TERMINAL
                                                              2002     2003     2004      2005     2006          VALUE
------------------------------------------------------------------------------------------------------------------------
REVENUE                                                       88.0     90.7     92.9      95.4     98.0
 Growth %                                                       NA      3.0%     2.5%      2.7%     2.7%
EBITDA                                                        15.8     16.8     17.7      18.8     19.8
 Margin %                                                     17.9%    18.5%    19.1%     19.7%    20.1%
EBIT                                                          10.0     10.8     11.6      12.5     13.3
 Margin %                                                     11.4%    11.9%    12.5%     13.1%    13.5%
FREE CASH FLOW ANALYSIS:
EBIT*(1-Tax Rate)                                              6.7      7.2      7.8       8.4      8.9
Plus: Depreciation & Amortization                              5.8      6.0      6.1       6.3      6.5
Plus: Change in Working Capital                               (0.7)    (1.7)    (0.4)     (0.5)    (0.5)
Less: Capital Expenditures                                     7.5      6.0      6.0       6.1      6.2
--------------------------------------------------------------------------------------------------------
FREE CASH FLOW                                                 4.3      5.6      7.5       8.1      8.6

EBITDA (2006)                                                                                                     19.8
EBITDA Multiple                                                                                                    6.0X
----------------------------------------------------------------------------------------------------------------------
TERMINAL VALUE                                                                                                   118.5
Total Free Cash Flow                                           4.3      5.6      7.5       8.1      8.6          118.5
Weighted Average Cost of Capital                   10.0%

PRESENT VALUE OF FCF                                           4.0      4.7      5.7       5.6      5.5           75.4
======================================================================================================================

IMPLIED PRICE PER SHARE:
TOTAL ENTERPRISE VALUE                            $101.0
Less: Net Debt                                      30.9
----------------------------------------------------------
EQUITY VALUE                                        70.1
FD Shares Outstanding                                5.5
IMPLIED PRICE PER SHARE                           $12.63
----------------------------------------------------------
Premium to Stock Price as of 05/28/02               (0.4%)
==========================================================

          SENSITIVITY ANALYSIS:
           5.0X     5.5X     6.0X     6.5X     7.0X
          -----------------------------------------
  9.0%    11.00    12.18    13.36    14.54    15.73
  9.5%    10.68    11.84    12.99    14.15    15.31
 10.0%    10.37    11.50    12.63    13.77    14.90
 10.5%    10.07    11.18    12.28    13.39    14.50
 11.0%     9.77    10.86    11.94    13.03    14.11
          -----------------------------------------


LANE, BERRY & CO. INTERNATIONAL

DISCOUNTED CASH FLOW UPSIDE CASE ANALYSIS

(USD in Millions)

                                                                       YEAR ENDING DECEMBER 31,
                                                           -----------------------------------------------       TERMINAL
                                                            2002      2003      2004       2005      2006          VALUE
-------------------------------------------------------------------------------------------------------------------------
REVENUE                                                     88.0      91.7      94.8       98.2     101.5
  Growth %                                                    NA       4.2%      3.4%       3.5%      3.4%
EBITDA                                                      15.8      17.2      18.4       19.8      21.0
  Margin %                                                  17.9%     18.7%     19.4%      20.2%     20.7%
EBIT                                                        10.0      11.2      12.2       13.3      14.3
  Margin %                                                  11.4%     12.2%     12.8%      13.6%     14.1%
FREE CASH FLOW ANALYSIS:
EBIT*(1-Tax Rate)                                            6.7       7.5       8.2        8.9       9.6
Plus: Depreciation & Amortization                            5.8       6.0       6.2        6.5       6.7
Plus: Change in Working Capital                             (0.7)     (1.8)     (0.6)      (0.6)     (0.6)
Less: Capital Expenditures                                   7.5       6.1       6.2        6.3       6.4
----------------------------------------------------------------------------------------------------------
FREE CASH FLOW                                               4.3       5.6       7.7        8.5       9.2

EBITDA (2006)                                                                                                       21.0
EBITDA Multiple                                                                                                      6.0X
-------------------------------------------------------------------------------------------------------------------------
TERMINAL VALUE                                                                                                     126.2
Total Free Cash Flow                                         4.3       5.6       7.7        8.5       9.2          126.2
Weighted Average Cost of Capital                  10.0%

PRESENT VALUE OF FCF                                         4.0       4.7       5.9        5.9       5.9           80.2
=========================================================================================================================

IMPLIED PRICE PER SHARE:
TOTAL ENTERPRISE VALUE                           $106.7
Less: Net Debt                                     30.9
-------------------------------------------------------
EQUITY VALUE                                       75.7
FD Shares Outstanding                               5.5
IMPLIED PRICE PER SHARE                          $13.66
Premium to Stock Price as of 05/28/02               7.7%
-------------------------------------------------------

          SENSITIVITY ANALYSIS:
           5.0X     5.5X     6.0X     6.5X     7.0X
          -----------------------------------------
 9.0%     11.91    13.17    14.43    15.69    16.95
 9.5%     11.58    12.81    14.04    15.27    16.51
10.0%     11.25    12.46    13.66    14.87    16.07
10.5%     10.93    12.11    13.29    14.47    15.65
11.0%     10.62    11.77    12.93    14.08    15.24
          -----------------------------------------


LANE, BERRY & CO. INTERNATIONAL

DISCOUNTED CASH FLOW DOWNSIDE CASE ANALYSIS

(USD in Millions)

                                                                          YEAR ENDING DECEMBER 31,
                                                               -------------------------------------------------   TERMINAL
                                                               2002       2003       2004       2005       2006      VALUE
---------------------------------------------------------------------------------------------------------------------------
REVENUE                                                        88.0       89.3       90.8       92.5       94.3
 Growth %                                                        NA        1.4%       1.7%       1.9%       2.0%
EBITDA                                                         15.8       16.0       16.3       16.6       16.8
 Margin %                                                      17.9%      18.0%      18.0%      18.0%      17.9%
EBIT                                                           10.0       10.2       10.3       10.5       10.6
 Margin %                                                      11.4%      11.4%      11.4%      11.3%      11.2%
FREE CASH FLOW ANALYSIS:
EBIT*(1-Tax Rate)                                               6.7        6.8        6.9        7.0        7.1
Plus: Depreciation & Amortization                               5.8        5.9        6.0        6.1        6.3
Plus: Change in Working Capital                                (0.7)      (1.4)      (0.3)      (0.4)      (0.4)
Less: Capital Expenditures                                      7.5        4.7        4.8        4.8        5.0
----------------------------------------------------------------------------------------------------------------
FREE CASH FLOW                                                  4.3        6.5        7.8        8.0        8.0

EBITDA (2006)                                                                                                         16.8
EBITDA Multiple                                                                                                        6.0X
---------------------------------------------------------------------------------------------------------------------------
TERMINAL VALUE                                                                                                       101.0
Total Free Cash Flow                                            4.3        6.5        7.8        8.0        8.0      101.0
Weighted Average Cost of Capital                  10.0%

PRESENT VALUE OF FCF                                            4.0        5.5        6.0        5.6        5.1       64.2
===========================================================================================================================

IMPLIED PRICE PER SHARE:
TOTAL ENTERPRISE VALUE                           $ 90.5
Less: Net Debt                                     30.9
---------------------------------------------------------
EQUITY VALUE                                       59.6
FD Shares Outstanding                               5.5
IMPLIED PRICE PER SHARE                          $10.74
---------------------------------------------------------
Premium to Stock Price as of 05/28/02             (15.3%)
=========================================================

SENSITIVITY ANALYSIS:

           5.0X       5.5X       6.0X        6.5X        7.0X
           --------------------------------------------------
 9.0%      9.36      10.37      11.38       12.39       13.40
 9.5%      9.08      10.07      11.06       12.04       13.03
10.0%      8.81       9.77      10.74       11.71       12.67
10.5%      8.54       9.49      10.43       11.38       12.32
11.0%      8.28       9.21      10.13       11.06       11.98
           --------------------------------------------------

LANE, BERRY & CO. INTERNATIONAL

LBO OVERVIEW

  METHODOLOGY              -     To determine the potential price a financial
                                 buyer could pay assuming certain benchmarks of
                                 financial leverage and required returns
  BENCHMARK SELECTION      -     LBCI identified the following key benchmarks in
                                 performing its analysis:
                                   -- Maximum pro forma Senior Debt / 2001A
                                      EBITDA of 3.25x
                                   -- Maximum pro forma Total Debt / 2001A
                                      EBITDA of 4.25x
                                   -- Minimum equity returns of approximately
                                      17% to the subordinated debt holders
                                   -- Minimum equity returns to the sponsor of
                                      approximately 25%


LANE, BERRY & CO. INTERNATIONAL

LBO BASE CASE ANALYSIS

SOURCES & USES OF FUNDS
--------------------------------------------------------------------------------
                                        CUM. MULT.
SOURCES                AMT.  % TOTAL  2002E EBITDA            USES          AMT.
-------               -----  -------  ------------  ---------------------  -----
Senior Debt           $51.3    76.5%          3.3x  Equity Purchase Price  $56.7
Senior Sub. Notes      15.8    23.5%          4.3x  Refinance Debt          36.7
------------------------------------
Subtotal              $67.1   100.0%          4.3x  Financing Fees           2.5

Sponsor Equity         28.8    42.9%          6.1x
------------------------------------                ----------------------------
TOTAL SOURCES         $95.9   142.9%          6.1x      TOTAL USES         $95.9
--------------------------------------------------------------------------------


SUMMARY CREDIT AND LEVERAGE STATISTICS
--------------------------------------------------------------------------------
                                      PROJECTED FISCAL YEARS ENDING DECEMBER 31,
                           PRO FORMA  ------------------------------------------
                           12/31/02E  2003        2004         2005         2006
--------------------------------------------------------------------------------
Bank Debt / EBITDA            3.3x    2.9x        2.5x         2.1x         1.7x
Total Debt / EBITDA           4.3     3.8         3.4          2.9          2.5
Net Debt / EBITDA             3.9     3.5         3.0          2.6          2.2
EBITDA / Interest Expense     3.7     3.9         4.3          4.8          5.4
EBITDA-CapEx / Int Expense    2.0     2.5         2.8          3.2          3.7
--------------------------------------------------------------------------------

TRANSACTION SUMMARY
------------------------------------------------------------
Current Stock Price                                  $12.68
Purchase Price per Share                             $10.20
 Buyout Premium                                       (19.6%)
Shares Outstanding                                      5.5
------------------------------------------------------------
  Equity Value                                       $ 56.6
Plus: Existing Debt                                  $ 30.9
Less: Existing Cash                                  $  5.8
------------------------------------------------------------
  Total Enterprise Value                             $ 81.7
TEV AS A MULTIPLE OF:
---------------------
2001A EBITDA                                           5.0x
2002E EBITDA                                           5.2x
------------------------------------------------------------

OWNERSHIP TABLE
--------------------------------------------------------------------------------
                              PF                  DILUTED    VALUE IN
                            OWNER.    WARRANTS     OWNER.      2006        IRR
                            ----------------------------------------------------
Sponsor Group               100.0%        0.0%      93.5%      70.3       25.0%
Senior Sub Notes (11%)        0.0%        6.5%       6.5%      22.4       17.0%
--------------------------------------------------------------------------------
  TOTAL                     100.0%        6.5%     100.0%     $92.7
================================================================================

RETURNS TO SPONSOR EQUITY
--------------------------------------------------------------------------------
                                              PURCHASE PRICE
                        --------------------------------------------------------
                        $9.70     $9.95    $10.20    $10.45    $10.70     $10.95
--------------------------------------------------------------------------------
                5.0     18.8%     17.3%     15.8%     14.5%     13.2%      12.0%
2006            5.5     23.8%     22.2%     20.7%     19.3%     17.9%      16.7%
EBITDA          6.0     28.2%     26.6%     25.0%     23.5%     22.2%      20.8%
EXIT            6.5     32.2%     30.5%     28.9%     27.4%     26.0%      24.6%
MULTIPLE        7.0     35.9%     34.2%     32.5%     31.0%     29.5%      28.1%
--------------------------------------------------------------------------------


LANE, BERRY & CO. INTERNATIONAL

LBO UPSIDE CASE ANALYSIS

SOURCES & USES OF FUNDS
--------------------------------------------------------------------------------
                                       CUM. MULT.
SOURCES               AMT.  % TOTAL  2002E EBITDA            USES           AMT.
--------------------------------------------------------------------------------
Senior Debt         $ 51.3    76.5%          3.3x  Equity Purchase Price  $ 60.9
Senior Sub. Notes     15.8    23.5%          4.3x  Refinance Debt           36.7
-----------------------------------
  Subtotal          $ 67.1   100.0%          4.3x  Financing Fees            2.5

Sponsor Equity        33.0    49.1%          6.3x
-----------------------------------                -----------------------------
  TOTAL SOURCES     $100.1   149.1%          6.3x      TOTAL USES         $100.1
--------------------------------------------------------------------------------

SUMMARY CREDIT AND LEVERAGE STATISTICS
--------------------------------------------------------------------------------
                                      PROJECTED FISCAL YEARS ENDING DECEMBER 31,
                           PRO FORMA  ------------------------------------------
                           12/31/02E  2003        2004         2005         2006
--------------------------------------------------------------------------------
Bank Debt / EBITDA              3.3x  2.8x        2.4x         1.9x         1.5x
Total Debt / EBITDA              4.3  3.7         3.2          2.7          2.2
Net Debt / EBITDA                3.9  3.4         2.9          2.4          1.9
EBITDA / Interest Expense        3.7  4.0         4.5          5.1          5.9
EBITDA-CapEx / Int Expense       2.0  2.6         3.0          3.5          4.1
--------------------------------------------------------------------------------

TRANSACTION SUMMARY
-------------------------------------------------------------
Current Stock Price                                  $12.68
Purchase Price per Share                             $10.95
  Buyout Premium                                      (13.6%)
Shares Outstanding                                      5.5
-------------------------------------------------------------
  Equity Value                                       $ 60.7
Plus: Existing Debt                                  $ 30.9
Less: Existing Cash                                  $  5.8
-------------------------------------------------------------
  Total Enterprise Value                             $ 85.9
TEV AS A MULTIPLE OF:
2001A EBITDA                                            5.2x
2002E EBITDA                                            5.4x
-------------------------------------------------------------

OWNERSHIP TABLE
--------------------------------------------------------------------------------
                              PF                 DILUTED    VALUE IN
                            OWNER.   WARRANTS     OWNER.       2006         IRR
                            ----------------------------------------------------
Sponsor Group               100.0%       0.0%      94.3%       80.4       25.0%
Senior Sub Notes (11%)        0.0%       5.8%       5.8%       22.4       17.1%
--------------------------------------------------------------------------------
TOTAL                       100.0%       5.8%     100.0%     $102.8
--------------------------------------------------------------------------------

RETURNS TO SPONSOR EQUITY
--------------------------------------------------------------------------------
                                           PURCHASE PRICE
                       ---------------------------------------------------------
                       $10.45    $10.70    $10.95    $11.20    $11.45    $11.70
--------------------------------------------------------------------------------
               5.0      19.0%     17.7%     16.4%     15.2%     14.1%     13.0%
2006           5.5      23.6%     22.2%     20.9%     19.7%     18.5%     17.4%
EBITDA         6.0      27.7%     26.3%     25.0%     23.7%     22.5%     21.3%
EXIT           6.5      31.5%     30.0%     28.6%     27.3%     26.1%     24.9%
MULTIPLE       7.0      35.0%     33.5%     32.0%     30.7%     29.4%     28.2%
--------------------------------------------------------------------------------

LANE, BERRY & CO. INTERNATIONAL

LBO DOWNSIDE CASE ANALYSIS

SOURCES & USES OF FUNDS
--------------------------------------------------------------------------------
                                   CUM. MULT.
SOURCES             AMT.  % TOTAL  2002E EBITDA          USES             AMT.
-------            -----  -------  ------------  ---------------------   -----
Senior Debt        $51.3    76.5%        3.3x    Equity Purchase Price   $49.2
Senior Sub. Notes   15.8    23.5%        4.3x    Refinance Debt           36.7
---------------------------------
  Subtotal         $67.1   100.0%        4.3x    Financing Fees            2.5

Sponsor Equity      21.3    31.7%        5.6x
---------------------------------                -------------------------------
TOTAL SOURCES      $88.4   131.7%        5.6x        TOTAL USES          $88.4
--------------------------------------------------------------------------------


SUMMARY CREDIT AND LEVERAGE STATISTICS
--------------------------------------------------------------------------------
                                      PROJECTED FISCAL YEARS ENDING DECEMBER 31,
                           PRO FORMA  ------------------------------------------
                           12/31/02E   2003       2004        2005         2006
--------------------------------------------------------------------------------
Bank Debt / EBITDA             3.3x    3.0x       2.6x        2.3x         2.1x
Total Debt / EBITDA            4.3     4.0        3.6         3.3          3.0
Net Debt / EBITDA              3.9     3.6        3.3         3.0          2.7
EBITDA / Interest Expense      3.7     3.8        4.0         4.3          4.6
EBITDA-CapEx / Int Expense     2.0     2.7        2.8         3.1          3.2
--------------------------------------------------------------------------------

TRANSACTION SUMMARY
-----------------------------------------------------------
Current Stock Price                                $12.68
Purchase Price per Share                           $ 8.85
 Buyout Premium                                     (30.2%)
Shares Outstanding                                    5.5
-----------------------------------------------------------
 Equity Value                                      $ 49.1
Plus: Existing Debt                                $ 30.9
Less: Existing Cash                                $  5.8
-----------------------------------------------------------
 Total Enterprise Value                            $ 74.2
TEV AS A MULTIPLE OF:
2001A EBITDA                                         4.5x
2002E EBITDA                                         4.7x
-----------------------------------------------------------


OWNERSHIP TABLE
--------------------------------------------------------------------------------
                                PF                  DILUTED    VALUE IN
                              OWNER.    WARRANTS     OWNER.      2006       IRR
                              --------------------------------------------------
Sponsor Group                 100.0%       0.0%       91.5%      51.6      24.8%
Senior Sub Notes (11%)          0.0%       8.5%        8.5%      22.3      16.9%
--------------------------------------------------------------------------------
  TOTAL                       100.0%       8.5%      100.0%     $73.9
================================================================================

RETURNS TO SPONSOR EQUITY
--------------------------------------------------------------------------------
                                             PURCHASE PRICE
                         -------------------------------------------------------
                         $8.35     $8.60     $8.85     $9.10     $9.35     $9.60
--------------------------------------------------------------------------------
                  5.0    18.2%     16.1%     14.2%     12.4%     10.7%      9.2%
2006              5.5    24.1%     21.9%     19.8%     17.9%     16.2%     14.6%
EBITDA            6.0    29.2%     26.9%     24.8%     22.8%     21.0%     19.3%
EXIT              6.5    33.8%     31.4%     29.2%     27.1%     25.3%     23.5%
MULTIPLE          7.0    37.9%     35.4%     33.2%     31.1%     29.2%     27.4%
--------------------------------------------------------------------------------

LANE, BERRY & CO. INTERNATIONAL
                                                                              54